EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-205564) pertaining to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, MeadWestvaco Corporation Deferred Income Plan, MeadWestvaco Corporation 1996 Stock Option Plan, RockTenn Amended and Restated 2004 Incentive Stock Plan, RockTenn 2004 Incentive Stock Plan, RockTenn (SSCC) Equity Incentive Plan  and RockTenn Supplemental Retirement Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-209343) pertaining to the WestRock Company 2016 Incentive Stock Plan and the WestRock Company Employee Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-218572) pertaining to the Multi Packaging Solutions International Limited 2015 Incentive Award Plan,
(4)	Registration Statement (Form S-8 No. 333-222849) pertaining to the WestRock Company Amended and Restated 2016 Incentive Stock Plan,
(5)	Registration Statement (Form S-3 No. 333-218673) pertaining to the registration of 2,475,000 shares of common stock,
(6)

Registration Statement (From S-8 No. 333-228257) pertaining to the registration of common stock issuable under MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan, Rock-Tenn Company (SSCC) Equity Incentive Plan, WestRock Company Amended and Restated 2016 Incentive Stock Plan, Multi Packaging Solutions International Limited 2015 Incentive Award Plan, WestRock Company Employee Stock Purchase Plan, KapStone Paper and Packaging 2016 Incentive Plan, KapStone Paper and Packaging 2014 Incentive Plan, and KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-211608) pertaining to the KapStone Paper and Packaging 2016 Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-196330) pertaining to the KapStone Paper and Packaging 2014 Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-167181) pertaining to the KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan,
(10)	Registration Statement (Form S-8 No. 333-163667) pertaining to the KapStone Paper and Packaging 2009 Employee Stock Purchase Plan,
(11)	Registration Statement (Form S-8 No. 333-141916) pertaining to the KapStone Paper and Packaging 2006 Incentive Plan, and
(12)	Registration Statement (Form S-4 No. 333-22974) pertaining to the registration of notes of our report dated November 16, 2018, except with respect to the effects of the retrospective adoption of Accounting Standards Update (ASU) 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, and ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, changes in the reportable segments, and presentation of selected condensed consolidating financial statements of parent, issuer, guarantors and non-guarantors as discussed in Note 1, 3, 4, 6 and 24, as to which the date is May 9, 2019, with respect to the consolidated financial statements of WestRock Company, included in this Current Report on Form 8-K.

                                                                                        /s/ Ernst & Young LLP

Atlanta, Georgia

May 9, 2019